Exhibit 99.1

Marketo Announces Revenue Increase of 65% for Third Quarter 2013

SAN MATEO, Calif. — October 24, 2013 — Marketo (NASDAQ: MKTO), provider of the leading cloud-based marketing platform for building and sustaining engaging customer relationships, today announced its third quarter 2013 financial results.

Highlights:

•                  Revenue increased 65% year over year to $25.5 million

•                  Largest transaction in quarter from B2C customer

•                  Strong cross sell contribution from new Marketo Financial Management application

•                  Customer Engagement Engine adopted by more than 1,000 customers in less than one quarter

•                  Data center transition improves gross margin

“We are delighted to report another outstanding financial quarter, with top line growth accelerating and gross margin increasing as a result of our data center transition efforts,” commented Phil Fernandez, President and CEO of Marketo. “In the quarter, our SMB and mid-market business was particularly robust and our competitive win rate continued to be very strong.  I was also particularly pleased to see good initial contribution from several of our key growth initiatives.”

Results for the third quarter of 2013:

•                  Revenue: Revenue was $25.5 million, an increase of 65% over the prior year period and an increase of 13% from the quarter ended June 30, 2013.

•                  Deferred Revenue:  Deferred revenue at September 30, 2013 was $30.6 million, up 86% year over year from $16.5 million at September 30, 2012, and flat compared to $30.6 million at June 30, 2013.

•                  Net Loss: GAAP net loss was $10.0 million, and net loss per common share, basic and diluted, was $(0.27). Non-GAAP net loss was $7.8 million, and net loss per common share, basic and diluted, was $(0.21), which excludes approximately $2.0 million in stock-based compensation expense and $125,000 of amortization of acquired intangible assets.  GAAP and non-GAAP net loss per common share calculations are based on 37.1 million weighted average common shares outstanding.

•                  Total Cash and Cash Equivalents: As of September 30, 2013, total cash and cash equivalents was $140.9 million, which includes net proceeds received in the third quarter of $22.5 million in connection with our follow-on offering completed on September 13, 2013.

Outlook

As of October 24, 2013, Marketo is initiating revenue and EPS guidance for its fourth quarter of 2013 and updating full year 2013 guidance.

For the fourth quarter of 2013, Marketo expects to report:

•                  Revenue in the range of $26.2 to $26.7 million

•                  GAAP net loss per share in the range of $(0.32) to $(0.34)

•                  Non-GAAP net loss per share in the range of $(0.25) to $(0.27), excluding stock-based compensation expenses of approximately $2.5 million and $125,000 of amortization of acquired intangible assets assuming approximately 38.3 million weighted average common shares outstanding

For the full year 2013, Marketo expects to report:

•                  Revenue in the range of $93.9 to $94.4 million

•                  GAAP net loss per share in the range of $(1.77) to $(1.81)

•                  Non-GAAP net loss per share in the range of $(1.43) to $(1.46), excluding stock-based compensation expenses of approximately $8.1 million and $500,000 of amortization of acquired intangible assets assuming approximately 24.7 million weighted average common shares outstanding

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Thursday, October 24, 2013. The conference call can be accessed by dialing 1-888-846-5003, or 1-480-629-9856 (outside the U.S. and Canada).   A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call for 90 days.  An audio replay of the call will also be available by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering passcode 4645518#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historic and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-

term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the third quarter and the full year of 2013, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo: Marketing Software. Easy, Powerful, Complete.

Marketo (NASDAQ: MKTO) provides the leading cloud-based marketing software platform for companies of all sizes to build and sustain engaging customer relationships.  Spanning today’s digital, social, mobile and offline channels, the Marketo® solution includes a complete suite of applications that help organizations acquire new customers more efficiently, maximize customer loyalty and lifetime value, improve sales effectiveness, and provide analytical insight into marketing’s contribution to revenue growth. Marketo’s applications are known for their breakthrough ease-of-use, and are complemented by the Marketing Nation™, a thriving network of more than 150 LaunchPoint™ ecosystem partners and over 30,000 marketers who share and learn from each other to grow their collective marketing expertise.  The result for modern marketers is unprecedented agility and superior results.

Headquartered in San Mateo, CA with offices in Europe and Australia, Marketo serves as a strategic marketing partner to more than 2,700 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Erica Abrams

The Blueshirt Group for Marketo

415.217.5864

Erica@blueshirtgroup.com

Source Marketo

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MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$140,920	$44,247
Accounts receivable, net	13,398	14,106
Prepaid expenses and other current assets	4,441	2,379
Total current assets	158,759	60,732
Property and equipment, net	13,072	5,617
Goodwill	9,537	9,537
Intangible assets, net	2,584	2,734
Other assets	524	536
Total assets	$184,476	$79,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,108	$2,217
Accrued expenses and other current liabilities	15,471	8,945
Deferred revenue	30,585	20,642
Current portion of credit facility	1,814	582
Total current liabilities	51,978	32,386
Credit facility, net of current portion	6,035	3,058
Deferred rent	1,481	148
Total liabilities	59,494	35,592

Stockholders’ equity:
Convertible preferred stock	—	119,121
Common stock	4	—
Additional paid-in capital	238,923	6,499
Accumulated other comprehensive income	121	145
Accumulated deficit	(114,066)	(82,201)
Total stockholders’ equity	124,982	43,564
Total liabilities and stockholders’ equity	$184,476	$79,156

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Revenue:
Subscription and support	$22,504	$14,064	$59,942	$37,464
Professional services and other	3,003	1,363	7,805	4,102
Total revenue	25,507	15,427	67,747	41,566
Cost of revenue (1):
Subscription and support	6,245	4,402	18,386	11,144
Professional services and other	3,568	2,162	9,307	6,068
Total cost of revenue	9,813	6,564	27,693	17,212
Gross profit:
Subscription and support	16,259	9,662	41,556	26,320
Professional services and other	(565)	(799)	(1,502)	(1,966)
Total gross profit	15,694	8,863	40,054	24,354
Operating expenses (1):
Research and development	5,938	4,661	16,919	13,835
Sales and marketing	15,244	10,844	43,050	28,451
General and administrative	4,356	3,086	11,659	8,361
Total operating expenses	25,538	18,591	71,628	50,647
Loss from operations	(9,844)	(9,728)	(31,574)	(26,293)
Other income (expense), net	(98)	(36)	(245)	(51)
Loss before provision for income taxes	(9,942)	(9,764)	(31,819)	(26,344)
Provision for income taxes	9	2	46	5
Net loss	$(9,951)	$(9,766)	$(31,865)	$(26,349)

Net loss per share of common stock, basic and diluted	$(0.27)	$(3.35)	$(1.58)	$(9.61)
Shares used in computing net loss per share of common stock, basic and diluted	37,054	2,915	20,144	2,742
Comprehensive loss:
Net loss	$(9,951)	$(9,766)	$(31,865)	$(26,349)
Other comprehensive income (loss):
Foreign currency translation adjustments	(36)	(10)	(24)	9
Comprehensive loss	$(9,987)	$(9,776)	$(31,889)	$(26,340)

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Cost of subscription and support revenue	$140	$75	$317	$143
Cost of professional services and other revenue	198	30	445	121
Research and development	458	110	1,605	391
Sales and marketing	553	377	1,646	800
General and administrative	674	334	1,627	705
Total stock-based compensation expense	$2,023	$926	$5,640	$2,160

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(9,951)	$(9,766)	$(31,865)	$(26,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,250	440	3,037	1,090
Stock-based compensation expense	2,023	926	5,640	2,160
Changes in operating assets and liabilities:
Accounts receivable, net	3,615	1,709	759	(1,624)
Prepaid expenses and other current assets	(855)	(693)	(2,088)	(622)
Other assets	132	45	(51)	(695)
Accounts payable	(1,549)	(249)	1,057	(1,373)
Accrued expenses and other current liabilities	3,012	245	6,099	2,765
Deferred revenue	(86)	(420)	9,846	5,313
Deferred rent	58	(2)	144	(29)
Net cash used in operating activities	(2,351)	(7,765)	(7,422)	(19,364)
Cash flows from investing activities:
Purchase of property and equipment	(2,371)	(1,333)	(8,234)	(3,715)
Capitalized software development	(124)	—	(345)	—
Cash acquired in acquisition	—	—	—	698
Net cash used in investing activities	(2,495)	(1,333)	(8,579)	(3,017)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	—	—	80,506	—
Proceeds from follow-on offering, net of underwriting discount	22,519	—	22,519	—
Proceeds from private placement	—	—	6,500	—
Proceeds from issuance of common stock upon exercise of stock options	1,062	103	2,478	516
Repurchase of unvested common stock from terminated employees	(4)	(9)	(20)	(59)
Withholding taxes remitted for the net share settlement of an equity award	(124)	—	(124)	—
Proceeds from issuance of debt	1,411	1,120	4,500	2,220
Repayment of debt	(176)	—	(292)	—
Payment of deferred initial public offering and follow-on offering costs	(846)	—	(3,383)	—
Net cash provided by financing activities	23,842	1,214	112,684	2,677
Effect of foreign exchange rate changes on cash and cash equivalents	42	(67)	(10)	16
Net increase (decrease) in cash and cash equivalents	19,038	(7,951)	96,673	(19,688)
Cash and cash equivalents — beginning of period	121,882	55,663	44,247	67,400
Cash and cash equivalents —end of period	$140,920	$47,712	$140,920	$47,712

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended June 30, 2013	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Revenue:
Subscription and support	$19,883	$22,504	$14,064	$59,942	$37,464
Professional services and other	2,621	3,003	1,363	7,805	4,102
Total Revenue	$22,504	$25,507	$15,427	$67,747	$41,566

Cost of revenue reconciliation:
GAAP Subscription and support	$6,321	$6,245	$4,402	$18,386	$11,144
Stock-based compensation	(114)	(140)	(75)	(317)	(143)
Amortization of acquired intangible assets	(57)	(57)	—	(172)	—
Non-GAAP subscription and support	$6,150	$6,048	$4,327	$17,897	$11,001

GAAP Professional services and other	$3,121	$3,568	$2,162	$9,307	$6,068
Stock-based compensation	(154)	(198)	(30)	(445)	(121)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$2,967	$3,370	$2,132	$8,862	$5,947

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$13,733	$16,456	$9,737	$42,045	$26,463
Non-GAAP professional services and other gross profit	(346)	(367)	(769)	(1,057)	(1,845)
Non-GAAP gross profit	$13,387	$16,089	$8,968	$40,988	$24,618
Non-GAAP subscription and support gross margin	69.1%	73.1%	69.2%	70.1%	70.6%
Non-GAAP professional services and other gross margin	-13.2%	-12.2%	-56.4%	-13.5%	-45.0%
Non-GAAP gross margin	59.5%	63.1%	58.1%	60.5%	59.2%

Operating expenses reconciliation:
GAAP Research and development	$5,985	$5,938	$4,661	$16,919	$13,835
Stock-based compensation	(937)	(458)	(110)	(1,605)	(391)
Amortization of acquired intangible assets	—	—	(72)	—	(132)
Non-GAAP research and development	$5,048	$5,480	$4,479	$15,314	$13,312
As a % of total revenues, non-GAAP	22.4%	21.5%	29.0%	22.6%	32.0%

GAAP Sales and marketing	$15,488	$15,244	$10,844	$43,050	$28,451
Stock-based compensation	(863)	(553)	(377)	(1,646)	(800)
Amortization of acquired intangible assets	(43)	(43)	(43)	(128)	(78)
Non-GAAP sales and marketing	$14,582	$14,648	$10,424	$41,276	$27,573
As a % of total revenues, non-GAAP	64.8%	57.4%	67.6%	60.9%	66.3%

GAAP General and administrative	$3,876	$4,356	$3,086	$11,659	$8,361
Stock-based compensation	(548)	(674)	(334)	(1,627)	(705)
Amortization of acquired intangible assets	(25)	(25)	(25)	(75)	(46)
Non-GAAP general and administrative	$3,303	$3,657	$2,727	$9,957	$7,610
As a % of total revenues, non-GAAP	14.7%	14.3%	17.7%	14.7%	18.3%

Loss from operations reconciliation:
GAAP loss from operations	$(12,287)	$(9,844)	$(9,728)	$(31,574)	$(26,293)
Stock-based compensation	2,616	2,023	926	5,640	2,160
Amortization of acquired intangible assets	125	125	140	375	256
Non-GAAP loss from operations	$(9,546)	$(7,696)	$(8,662)	$(25,559)	$(23,877)

Net loss reconciliation:
GAAP Net loss	$(12,390)	$(9,951)	$(9,766)	$(31,865)	$(26,349)
Stock-based compensation	2,616	2,023	926	5,640	2,160
Amortization of acquired intangible assets	125	125	140	375	256
Non-GAAP Net loss	$(9,649)	$(7,803)	$(8,700)	$(25,850)	$(23,933)

Basic and diluted net loss per share
GAAP	$(0.63)	$(0.27)	$(3.35)	$(1.58)	$(9.61)
Non-GAAP	$(0.49)	$(0.21)	$(2.98)	$(1.28)	$(8.73)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	19,822	37,054	2,915	20,144	2,742